UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

KCG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street

New York, NY 10282

(Address of principal executive offices)

(646) 682-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition

See Item 7.01

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On January 18, 2017, each of Rene Kern and John C. (Hans) Morris, each a member of the board of directors (the “Board”) of KCG Holdings, Inc. (the “Company”), informed the Company that he will not be seeking reelection at the Company’s 2017 Annual Meeting of Stockholders. The decisions by Messrs. Kern and Morris not to seek reelection to the Board did not involve any disagreements with the Company, the Company’s management or the Board.

(d)

On January 18, 2017, the Board increased its size to thirteen directors and elected Peter Fisher, Colin Smith, Heather Tookes and Adrian Weller (together, the “New Directors”) to fill the vacancies on the Board created by the increase in the size of the Board. No decisions have been made regarding committee appointments for the New Directors.

The New Directors will participate in the same compensation policy as each of the Company’s other non-employee directors. Under such policy, upon commencing service on the Board, each New Director was awarded an initial grant of 5,870 restricted stock units (“RSUs”) (having an aggregate grant date fair value of $80,000) and a cash retainer of $24,800, the annual cash retainer of $80,000 prorated for the period from the date of election of the New Directors to the Company’s 2017 Annual Meeting of Stockholders.

A copy of the press release announcing the decisions by Messrs. Kern and Morris not to seek reelection to the Board and the appointment of the New Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The following information is furnished under Item 2.02, “Results of Operations and Financial Condition”, Item 7.01, “Regulation FD Disclosure”, and Item 9.01 “Financial Statements and Exhibits.” This information, including Exhibits 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 19, 2017, the Company issued a press release announcing its earnings for the fourth quarter of 2016. The press release did not include certain financial statements, related footnotes and certain other financial information relating to the Company that will be filed with the Securities and Exchange Commission as part of the Company’s Annual Report on Form 10-K. A copy of the press release is attached hereto as Exhibit 99.2.

Executives from KCG will review the earnings via teleconference and live audio webcast at 9:00 a.m. Eastern time on January 19, 2017. A copy of a visual presentation that will be a part of that review is attached as Exhibit 99.3. Exhibits 99.2 and 99.3 are incorporated by reference into this Current Report on Form 8-K.

Item 8.01	Other Events

On January 18, 2017, the Board authorized a program to repurchase up to a total of $150 million in shares of the Company’s outstanding Class A Common Stock (“Common Stock”) and warrants to purchase shares of Common Stock (“Warrants”), subject to compliance with the covenants contained in the Company’s debt indenture. This authority replaces and supersedes all repurchase authority previously granted by the Board. Under the program, the Company may repurchase shares of Common Stock or Warrants from time to time in open market transactions, accelerated stock buyback programs, tender offers, privately-negotiated transactions or by other means. Repurchases of shares may also be made under a Rule 10b5-1 plan. The timing and amount of repurchase transactions will be based on market conditions, share price, legal requirements and other factors. The program has no expiration date and may be suspended, modified or discontinued at any time without prior notice. There are no assurances that any repurchases of shares of Common Stock or Warrants may actually occur. The Company currently has approximately 67.2 million shares of Common Stock outstanding (including restricted stock units convertible into Common Stock) and 5.1 million Warrants outstanding.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Shell Company Transactions

Not Applicable

(d)	Exhibits

Exhibit 99.1 – Press Release of KCG Holdings, Inc., issued on January 19, 2017, relating to decisions by Messrs. Kern and Morris not to seek reelection to the Board and the appointment of the New Directors.

Exhibit 99.2 – Press Release of KCG Holdings, Inc., issued on January 19, 2017.

Exhibit 99.3 – KCG Holdings, Inc. Earnings Presentation, dated January 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCG Holdings, Inc.

(Registrant)

Date: January 19, 2017	By:	/s/ John McCarthy

	Name:	John McCarthy
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of KCG Holdings, Inc., issued on January 19, 2017, relating to decisions by Messrs. Kern and Morris not to seek reelection to the Board and the appointment of the New Directors.

99.2	Press Release of KCG Holdings, Inc., issued on January 19, 2017.

99.3	KCG Holdings, Inc. Earnings Presentation, dated January 19, 2017.